UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 24, 2005

                             CORECARE SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


           Delaware                 000-24807               22-2840367
 (State or Other Jurisdiction      (Commission            (IRS Employer
       of Incorporation)           File Number)       Identification Number)


                     111 N. 49TH ST., Philadelphia, PA 19139
               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (215) 471-2358


                                       N/A
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications  pursuant to Rule 425 under the Securities Act (17
                                  CFR 230.425)

[ ]  Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17
                                 CFR 240.14a-12)

[ ]  Pre-commencement  communications  pursuant  to Rule  14d-2(b)  under the
                       Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement  communications  pursuant  to Rule  13e-4(c)  under the
                       Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT:

         On April 12, 2005 CoreCare Systems, Inc (the "Company") signed Financial Advisory and Investment Banking Engagement Letters with Shattuck Hammond Partners LLC ("Shattuck Hammond") and LJ Kaufman Management Co. ("Kaufman"). Shattuck Hammond Partners LLC is an investment banking firm in New York with specialty focus in the healthcare financial advisory and healthcare real estate industries. LJ Kaufman Management Co. is a boutique investment banking firm that historically has specialized in the behavioral healthcare industry. The Company has engaged these firms to provide strategic planning assistance to the Company and assist the Company in obtaining new financing, refinancing existing debt, sale of assets, and other potential strategic transactions, including the potential sale or merger of all or part of the Company. Shattuck Hammond and Kaufman's engagement for these activities is exclusive. While either party is entitled to terminate the agreement without cause, the Engagement Letter contains customary provisions protecting the advisors' fees in the event that a transaction identified prior to termination occurs later. The Company has agreed to reimburse the advisors' expenses and will pay fees based on the value of any transaction which may occur.

         On June 24, 2004 the Company's major operating subsidiary, CoreCare Behavioral Health Management, Inc. (CCBHM) emerged from Bankruptcy. The Reorganization Plan called for the hiring of a financial advisor to assist the Company in refinancing its Bankruptcy debt. The engagement of Shattuck Hammond and Kaufman fulfill this requirement. On July 8, 2004 CCBHM transferred its real estate at 49th and Market Streets, Philadelphia, Pa. to Kirkbride Realty Corporation (KRC) another wholly owned subsidiary of CoreCare Systems, Inc. In keeping with the Reorganization Plan KRC executed a first mortgage with Kirkbride Holding LLC and a second mortgage with the Unsecured Creditors Trust. Shattuck Hammond and Kaufman will explore financing options for all or part of this debt according to the Bankruptcy security class structure.

ITEM 4.01: CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT:

         On February 24, 2005 the Company engaged Mayer Hoffman McCann P.C. ("Mayer, Hoffman") as its independent accountants to audit the Company's financial statements for the fiscal year ended June 30, 2004 and the fiscal year ending June 30, 2005, as well as the Company's balance sheet as of June 30, 2003. The decision to engage Mayer, Hoffman was approved by the Board of Directors, including all of the independent directors.

During the years ended June 30, 2003 and 2004 and the subsequent interim period through the date of engagement of Mayer Hoffman, neither the Company nor anyone acting on its behalf consulted Mayer Hoffman regarding the application of accounting principles to any transaction, the type of audit opinion that might be rendered on the Company's financial statements or any reportable event listed in Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company's most recent audited financial statements are the financial statements for the year ended December 31, 1999, contained in its annual report on Form 10-K for the fiscal year ended December 31, 1999 filed on November 28, 2000 with the SEC.

Due to financial difficulties and the subsequent bankruptcy of the Company's major subsidiary CoreCare Behavioral Health Management, Inc. in May 2002 through June 2004 no subsequent audit reports or annual 10K reports were issued. Given the relevancy of information the

Company has focused its effort on producing audit reports for the twelve month period ended June 30, 2004 and the current twelve month period ending June 30, 2005. The Company intends to file a 10K annually in the fall of 2005.

         The Corporate Office of CoreCare Systems, Inc. is located at the Blackwell Human Services Campus, 111 North 49th Street, Philadelphia, Pa. 19139. The Corporate Office can be reached at 215-471-2358. The Company's Web Site is www.kirkbridecenter.com. The transfer agent for the Company is Stock Trans of Ardmore, Pa.


ITEM 9.01: FINANCIAL STATEMENTS AND EXHIBITS

(C) Exhibits

           99.1 Press Release dated May 24, 2005








                                    SIGNATURE

           Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               CORECARE SYSTEMS, INC.



                                            By:_________________________
                                               Thomas T. Fleming,
Date:      May 24, 2005                        Chairman & CEO